Exhibit 99.2

CELEBRATING 20 YEARS AS A PUBLIC COMPANY

SUPPLEMENTAL INFORMATION

JUNE 30, 2005

(UNAUDITED)

[LOGO]

[LOGO]

Table of Contents

Overview
About the Company
Company Information
Quarterly Highlights

Consolidated Information
Balance Sheets
Statements of Income
Funds From Operations
Adjusted Fixed Charge Coverage
Net Cash Provided by Operating Activities to EBITDA Reconciliation
Indebtedness
Capitalization
Portfolio Overview
Same Property Performance
Lease Expirations

HCP MOP
Balance Sheets
Statements of Operations and EBITDA
Funds From Operations
Indebtedness
Portfolio Overview and Lease Expirations
Same Property Performance

Other Information
Reporting Definitions
Supplemental Financial Measures Disclosures

Overview

About the Company

Health Care Property Investors, Inc., a Maryland corporation organized in 1985, is a real estate investment trust (“REIT”) that, together with its consolidated subsidiaries and joint ventures, invests in healthcare related properties located throughout the United States. The Company acquires healthcare facilities and leases them to healthcare providers. Additionally, the Company provides mortgage financing on healthcare facilities. References herein to “HCP,” the “Company,” “we,” “us” and “our” include Health Care Property Investors, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in income-producing healthcare related facilities. Our primary goal is to increase shareholder value through profitable growth. Our investment strategy to achieve this goal is based on three principles – opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing. The Company makes real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in properties directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification. The Company believes in maintaining a portfolio of healthcare related real estate diversified by sector, geography, operator and investment product. Diversification within the healthcare industry reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of attaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties in which we may invest, lease or lend to a single operator.

Conservative Financing. The Company believes a conservative balance sheet provides the ability to execute our opportunistic investing approach and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity. Our debt is primarily fixed rate, which reduces the impact of rising interest rates on our operations. Generally, we attempt to match the long-term duration of our leases with long-term fixed rate financing.

As of June 30, 2005, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 529 properties in 42 states and consisted of:

• 28 hospitals

• 165 skilled nursing facilities

• 121 assisted living and continuing care retirement communities

• 191 medical office buildings

• 24 other healthcare facilities

The information in this supplemental information package should be read in conjunction with the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Supplemental Financial Disclosures are an integral part of the information presented herein.

You can access, free of charge, a copy of the periodic and current reports we file with the SEC on our website at www.hcpi.com. Our periodic and current reports are made available on our website as soon as reasonably practicable after these reports are filed with the SEC.

For more information, contact Talya Nevo-Hacohen, Senior Vice President – Strategic Development and Treasurer at (562) 733-5100.

Company Information

Board of Directors

Mary A. Cirillo

Former Chairman and Chief Executive

Officer, OPCENTER

Compensation Committee

Nominating and Corporate

Governance Committee

Robert R. Fanning, Jr.

Chief Operating Officer, Saint Vincent

Catholic Medical Centers of New York

Audit Committee

James F. Flaherty III

Chairman and Chief Executive Officer

Health Care Property Investors, Inc.

David B. Henry

Vice Chairman and Chief Investment

Officer, Kimco Realty Corporation

Audit Committee

Nominating and Corporate

Governance Committee

Michael D. McKee

Vice Chairman and Chief Operating

Officer, The Irvine Company

Chairperson, Compensation Committee

Harold M. Messmer, Jr.

Chairman and Chief Executive Officer

Robert Half International, Inc.

Compensation Committee

Nominating and Corporate

Governance Committee

Peter L. Rhein

Partner

Sarlot & Rhein

Chairperson, Audit Committee

Kenneth B. Roath

Chairman Emeritus

Health Care Property Investors, Inc.

Richard M. Rosenberg

Chairman and Chief Executive Officer

(Retired), Bank of America

Lead Director

Chairperson, Nominating and

Corporate Governance Committee

Joseph P. Sullivan

Former Chairman and Chief Executive

Officer, Protocare, Inc.

Audit Committee

Senior Management

Charles A. Elcan

Executive Vice President

Medical Office Properties

James F. Flaherty III

Chairman and

Chief Executive Officer

Paul F. Gallagher

Executive Vice President

Portfolio Strategy

Edward J. Henning

Senior Vice President

General Counsel and

Corporate Secretary

F. Scott Kellman

Senior Vice President

Business Development

Thomas M. Klaritch

Senior Vice President

Medical Office Properties

Stephen R. Maulbetsch

Executive Vice President

Acquisitions and Dispositions

Talya Nevo-Hacohen

Senior Vice President

Strategic Development and Treasurer

Mark A. Wallace

Senior Vice President

Chief Financial Officer

Company Information

Corporate Headquarters

3760 Kilroy Airport Way

Suite 300

Long Beach, CA 90806-2473

(562) 733-5100

Nashville Office

3100 West End Avenue

Suite 800

Nashville, TN 37203

(615) 324-6900

Senior Debt Ratings

Moody’s	Baa2
Standard & Poor’s	BBB+
Fitch	BBB+

Stock Exchange Listing

NYSE (US Dollar)

Trading Symbol

HCP	(Common Stock)
HCP_pe	(Series E Preferred)
HCP_pf	(Series F Preferred)

Quarterly Highlights (1)

REAL ESTATE TRANSACTIONS

Year-to-date through August 1, 2005, the Company has made secured loans and acquired interests in properties aggregating $441 million, including the following:

On July 22, 2005, the Company acquired twelve independent and assisted living facilities for approximately $252 million, including assumed debt valued at approximately $52 million, through a sale-leaseback transaction. These facilities have an initial lease term of 15 years, with three ten-year renewal options. The initial annual lease rate is approximately 7.1% with annual escalators based on the Consumer Price Index (“CPI”) that have a floor of 3%. Eleven of the facilities have an average occupancy of 91%. One facility will be placed into service in August 2005 and is currently 34% pre-leased.

On July 1, 2005, the Company acquired an assisted living facility for approximately $16 million through a sale-leaseback transaction. The facility has an initial lease term of 15 years, with two ten-year renewal options. The initial annual lease rate is approximately 8.75% with annual CPI-based escalators that have a floor of 2.75%. The property is currently 96% occupied and a 60-unit expansion is planned.

As previously announced, on April 28, 2005, the Company acquired five medical office buildings for approximately $81 million, including assumed debt valued at $29 million. The initial yield is 7.0% with two properties currently in lease-up.  The yield following lease-up is expected to be 8.2%.  The medical office buildings include approximately 537,000 rentable square feet.

As previously announced, on April 20, 2005, the Company acquired five assisted living facilities for $58 million through a sale-leaseback transaction. These facilities have an initial lease term of 15 years, with two ten-year renewal options. The initial annual lease rate is approximately 9.0% with annual CPI-based escalators that have a floor of 2.75%. These properties are included in a new master lease along with five other properties currently leased to the operator.

Year-to-date through August 1, 2005, the Company sold interests in ten properties for approximately $48 million and recognized a gain of approximately $9 million. During the quarter ended June 30, 2005, the Company sold interests in six properties for approximately $13 million and recognized a gain of approximately $4 million.

CAPITAL MARKETS TRANSACTIONS

On June 15, 2005, the Company repaid $10 million of maturing Medium Term Notes which accrued interest at a rate of 7.55%. These notes were repaid with funds available under the Company’s bank line of credit.

On June 3, 2005, the Remarketing Dealer exercised its option to redeem the Company’s $200 million principal amount of 6.875% Mandatory Par Put Remarketed Securities (“MOPPRS”). The Remarketing Dealer redeemed the securities from the holders at par plus accrued interest, and reissued ten-year senior notes with a coupon of 7.072%.

On April 27, 2005, the Company issued $250 million of 5 5/8% senior unsecured notes due 2017. The notes were priced at 99.585% of the principal amount for an effective yield of 5.673%. The Company received proceeds of $247 million, which were used to repay borrowings under the bank line of credit and for general corporate purposes.

OTHER EVENTS

On July 27, 2005, the Company announced that its Board declared a quarterly cash dividend of $0.42 per share of common stock. The common stock cash dividend will be paid on August 19, 2005, to stockholders of record as of the close of business on August 8, 2005.

On May 16, 2005, the Company announced the election of James F. Flaherty III, President and Chief Executive Officer, as Chairman of the Board of Directors. Flaherty succeeded Kenneth B. Roath who became Chairman Emeritus andremained a director of the Company.

On May 12, 2005, the Company announced the promotion of Stephen R. Maulbetsch to Executive Vice President – Acquisitions and Dispositions. Maulbetsch has been with the Company for 20 years, most recently as Senior Vice President – Acquisitions and Dispositions.

On April 27, 2005, the Company announced the addition of F. Scott Kellman as Senior Vice President – Business Development effective June 1, 2005. Kellman joined the Company and its senior management team to assist in furtherimplementing growth initiatives at HCP.

(1) Includes events subsequent to the current quarter-end through the date of the most recent quarterly earning press release issuance.

Consolidated Information

Consolidated Information

Consolidated Balance Sheets

In thousands

	June 30,	December 31,
	2005	2004
ASSETS
Real estate:
Buildings and improvements	$3,141,240	$3,025,707
Developments in process	13,590	25,777
Land	306,761	299,461
Less accumulated depreciation and amortization	565,559	533,764
Net real estate	2,896,032	2,817,181

Loans receivable, net:
Joint venture partners	7,006	6,473
Others	140,643	139,919
Investments in and advances to unconsolidated joint ventures	48,694	60,506
Accounts receivable, net of allowances	13,629	14,834
Cash and cash equivalents	18,890	16,962
Restricted cash	16,904	3,593
Intangibles, net	19,725	18,872
Other assets, net	26,237	24,294
Total assets	$3,187,760	$3,102,634

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit	$115,300	$300,100
Senior unsecured notes	1,284,476	1,046,690
Mortgage debt	165,933	139,416
Accounts payable and accrued liabilities	62,764	59,905
Deferred revenue	18,430	15,300
Total liabilities	1,646,903	1,561,411

Minority interests	120,436	121,781
Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	135,630	133,658
Additional paid-in capital	1,440,380	1,403,335
Cumulative net income	1,434,594	1,348,089
Cumulative dividends	(1,863,313)	(1,739,859)
Other equity	(12,043)	(10,954)
Total stockholders’ equity	1,420,421	1,419,442

Total liabilities and stockholders’ equity	$3,187,760	$3,102,634

See Reporting Definitions and Supplemental Financial Measures Disclosures

Consolidated Statements of Income

In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues and other income:
Rental revenues	$112,465	$93,097	$215,268	$178,140
Equity income from unconsolidated joint ventures	88	849	299	2,086
Interest and other income	5,989	9,980	11,196	18,503
	118,542	103,926	226,763	198,729
Costs and expenses:
Interest	25,372	19,743	48,610	40,957
Depreciation and amortization	27,253	20,457	50,997	40,318
Operating	15,419	9,894	28,742	19,139
General and administrative	8,827	8,554	16,146	15,405
Impairments	—	1,216	—	1,216
	76,871	59,864	144,495	117,035

Income before minority interests	41,671	44,062	82,268	81,694
Minority interests	(3,031)	(3,289)	(6,178)	(6,153)

Income from continuing operations	38,640	40,773	76,090	75,541

Discontinued operations:
Operating income	241	1,771	1,511	4,830
Gain (loss) on sales of real estate, net of impairments	4,166	(960)	8,904	8,048
	4,407	811	10,415	12,878

Net income	43,047	41,584	86,505	88,419
Preferred stock dividends	(5,283)	(5,282)	(10,566)	(10,565)

Net income applicable to common shares	$37,764	$36,302	$75,939	$77,854

Basic earnings per common share (EPS):
Continuing operations	$0.25	$0.27	$0.49	$0.50
Discontinued operations	0.03	0.01	0.08	0.09
Net income applicable to common shares	$0.28	$0.28	$0.57	$0.59

Diluted earnings per common share:
Continuing operations	$0.25	$0.27	$0.49	$0.49
Discontinued operations	0.03	—	0.07	0.10
Net income applicable to common shares	$0.28	$0.27	$0.56	$0.59

Weighted average shares used to calculate EPS:
Basic	134,445	131,653	133,968	131,196

Diluted	135,214	132,856	134,871	132,778

See Reporting Definitions and Supplemental Financial Measures Disclosures

Consolidated Funds From Operations

In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Net income applicable to common shares	$37,764	$36,302	$75,939	$77,854
Real estate depreciation and amortization:
Continuing operations	27,253	20,457	50,997	40,318
Discontinued operations	141	720	381	2,158
Gain on real estate dispositions	(4,166)	(286)	(8,904)	(10,269)
Equity income from unconsolidated joint ventures	(88)	(849)	(299)	(2,086)
FFO from unconsolidated joint ventures	3,708	1,954	5,730	4,491
Minority interests	3,031	3,289	6,178	6,153
Minority interests in FFO	(3,349)	(3,589)	(6,814)	(6,644)

FFO applicable to common shares	$64,294	$57,998	$123,208	$111,975

Distributions on convertible units	$2,113	$2,195	$4,233	$2,195

Diluted FFO applicable to common shares	$66,407	$60,193	$127,441	$114,170

Basic FFO per common share	$0.48	$0.44	$0.92	$0.85

Diluted FFO per common share	$0.47	$0.44	$0.91	$0.84

Weighted average shares used to calculate diluted FFO per common share	140,246	138,115	139,903	135,407

Dividends declared per common share	$0.4200	$0.4175	$0.8400	$0.8350

FFO payout ratio per common share	89.4%	94.9%	92.3%	99.4%

Selected supplemental cash flow information
Consolidated:
Impairments	$—	$2,462	$—	$3,437
Capitalized interest	65	707	372	881
Amortization of deferred compensation and debt issuance costs	2,590	2,368	4,771	4,041
Amortization of other lease intangibles	1,405	—	1,427	—
Straight-line rents	1,113	309	2,742	769
Lease commissions and tenant and capital improvements	1,064	193	1,464	1,318

HCP’s share of HCP MOP:
Amortization of deferred financing costs	$92	$131	$202	$131
Amortization of other lease intangibles	626	328	692	647
Straight-line rents	28	82	138	190
Lease commissions and tenant and capital improvements	592	241	1,332	875

See Reporting Definitions and Supplemental Financial Measures Disclosures

Adjusted Fixed Charge Coverage

In thousands

	Three Months Ended June 30,				Six Months Ended June 30,
	2005		2004		2005		2004

Net income	$43,047		$41,584		$86,505		$88,419
Interest expense:
Continuing operations	25,372		19,743		48,610		40,957
Discontinued operations	—		—		—		351
Income taxes	168		849		150		993
Depreciation and amortization:
Continuing operations	27,253		20,457		50,997		40,318
Discontinued operations	141		720		381		2,158
Equity income from unconsolidated joint ventures	(88)		(849)		(299)		(2,086)
EBITDA from HCP MOP	4,106		3,925		7,525		7,639

EBITDA	$99,999		$86,429		$193,869		$178,749

Interest expense:
Continuing operations	$25,372		$19,743		$48,610		$40,957
Discontinued operations	—		—		—		351
Interest expense from HCP MOP	1,621		1,542		3,230		2,689
Capitalized interest	65		707		372		881
Preferred stock dividends	5,283		5,282		10,566		10,565

Adjusted fixed charges	$32,341		$27,274		$62,778		$55,443

Adjusted fixed charge coverage	3.1	x	3.2	x	3.1	x	3.2	x

See Reporting Definitions and Supplemental Financial Measures Disclosures

Net Cash Provided by Operating Activities to EBITDA Reconciliation

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Net cash provided by operating activities	$67,671	$54,471	$140,157	$124,178
Changes in:
Accounts payable, accrued liabilities and deferred revenue	940	8,896	(3,573)	2,492
Other assets	1,363	6,393	324	6,348
Accounts receivable	(596)	426	(1,205)	606
Net gain on sales of real estate	4,166	286	8,904	10,269
Minority interests	(3,031)	(3,288)	(6,178)	(6,153)
Distributions of earnings from unconsolidated joint ventures	(88)	(849)	(299)	(2,086)
Equity income from unconsolidated joint ventures	88	849	299	2,086
Straight-line rents	1,113	309	2,742	769
Provision for loan losses	—	98	56	(136)
Amortization of deferred compensation and debt issuance costs	(2,590)	(2,368)	(4,771)	(4,041)
Impairments	—	(2,462)	—	(3,437)
Amortization of other lease intangibles	1,405	—	1,427	—
Depreciation and amortization:
Continuing operations	(27,253)	(20,457)	(50,997)	(40,318)
Discontinued operations	(141)	(720)	(381)	(2,158)

Net income	43,047	41,584	86,505	88,419

Interest expense:
Continuing operations	25,372	19,743	48,610	40,957
Discontinued operations	—	—	—	351
Income taxes	168	849	150	993
Depreciation and amortization:
Continuing operations	27,253	20,457	50,997	40,318
Discontinued operations	141	720	381	2,158
Equity income from unconsolidated joint ventures	(88)	(849)	(299)	(2,086)
EBITDA from HCP MOP	4,106	3,925	7,525	7,639

EBITDA	$99,999	$86,429	$193,869	$178,749

See Reporting Definitions and Supplemental Financial Measures Disclosures

Consolidated Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments June 30, 2005
Year	Total	Bank Line of Credit	Senior Unsecured Notes	Mortgage Debt

2005	$34,962	$—	$21,000	$13,962
2006	139,707	—	135,000	4,707
2007	260,386	115,300	140,000	5,086
2008	8,262	—	—	8,262
2009	5,763	—	—	5,763
2010	71,728	—	6,421	65,307
2011	15,086	—	—	15,086
2012	257,660	—	250,000	7,660
2013	19,349	—	—	19,349
2014	88,251	—	87,000	1,251
Thereafter	669,500	—	650,000	19,500

Subtotal	1,570,654	115,300	1,289,421	165,933

Discounts and premiums, net	(4,945)	—	(4,945)	—

Consolidated debt (1)	$1,565,709	$115,300	$1,284,476	$165,933

Weighted average interest rate	6.34%	4.02%	6.41%	7.38%

Weighted average maturity in years	7.12	2.33	7.58	6.91

	June 30,	December 31,
	2005	2004

Fixed rate debt:
Senior unsecured notes	$1,259,476	$1,021,690
Mortgage debt	154,268	127,506
	1,413,744	1,149,196

Variable rate debt:
Bank line of credit	115,300	300,100
Senior unsecured notes	25,000	25,000
Mortgage debt	11,665	11,910
	151,965	337,010

Consolidated debt	$1,565,709	$1,486,206

Percent of consolidated debt:
Fixed rate	90.3%	77.3%
Variable rate	9.7%	22.7%
	100.0%	100.0%

Unsecured	89.4%	90.6%
Secured	10.6%	9.4%
	100.0%	100.0%

(1) Consolidated debt reflects book value.

See Reporting Definitions and Supplemental Financial Measures Disclosures

Consolidated Capitalization

In thousands, except per share data

Market Equity

		June 30, 2005			December 31, 2004
	Dividend	Shares/			Shares/
Security	Rate	Units	Price	Value	Units	Price	Value
Common stock and convertible units:
Common stock	N/A	135,630	$27.04	$3,667,435	133,658	$27.69	$3,700,990
Convertible partnership units (1)	N/A	2,516	54.08	136,065	2,526	55.38	139,890
				3,803,500			3,840,880
Preferred stock:
Series E	7.25%	4,000	25.79	103,160	4,000	26.25	105,000
Series F	7.10%	7,820	25.52	199,566	7,820	25.26	197,533
				302,726			302,533

Total market equity				$4,106,226			$4,143,413

Capitalization Ratios

	June 30,	December 31,
	2005	2004
Consolidated debt (2):
Bank line of credit	$115,300	$300,100
Senior unsecured notes	1,284,476	1,046,690
Mortgage debt	165,933	139,416
	$1,565,709	$1,486,206

Undepreciated book value:
Buildings and improvements	$3,141,240	$3,025,707
Developments in process	13,590	25,777
Land	306,761	299,461
Intangibles	22,777	19,681
	$3,484,368	$3,370,626

Consolidated debt/Undepreciated book value	44.9%	44.1%

Total market capitalization:
Consolidated debt	$1,565,709	$1,486,206
Total market equity	4,106,226	4,143,413
	$5,671,935	$5,629,619

Consolidated debt/Total market capitalization	27.6%	26.4%

Total book capitalization:
Consolidated debt	$1,565,709	$1,486,206
Total stockholders’ equity	1,420,421	1,419,442
	$2,986,130	$2,905,648

Consolidated debt/Total book capitalization	52.4%	51.1%

(1)          Each convertible partnership unit is exchangeable for an amount of cash approximating the market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(2)          Consolidated debt reflects book value.

See Reporting Definitions and Supplemental Financial Measures Disclosures

Consolidated Portfolio Overview

As of and for the six months ended June 30, 2005
Dollars and square feet in thousands

Owned Property and Secured Loan Portfolios - Overview by property type

	Property			Square	Facility Occupancy %		Number
Sector	Count	Beds/Units		Feet	06/30/05	03/31/05	of States
Hospital	28	3,383	Beds	3,511	63	59	16
Skilled nursing	165	20,015	Beds	6,458	80	80	32
ALF & CCRC	117	12,209	Units	12,011	86	86	33
MOB	97	N/A		5,987	94	95	19
Other	24	N/A		1,463	100	100	7
Total	431			29,430

Owned Property and Secured Loan Portfolios - Operator concentration

	Property	Investment		Net Operating	Interest	Total
Operator	Count	Amount	%	Income	Income	Amount	%
Tenet Healthcare Corporation	8	$423,497	12	$25,676	$—	$25,676	13
American Retirement Corporation	15	399,051	11	20,706	—	20,706	11
Emeritus Corporation	37	248,840	7	13,382	172	13,554	7
HealthSouth Corporation	9	108,301	3	7,501	—	7,501	4
Summerville Healthcare Group	10	97,671	3	2,812	689	3,501	2
Trilogy Health Services	14	81,877	2	4,923	—	4,923	3
Kindred Healthcare, Inc.	20	79,554	2	8,325	—	8,325	4
Pioneer Valley Hospital Inc.	2	70,165	2	3,596	—	3,596	2
Beverly Enterprises, Inc.	19	67,723	2	2,339	1,770	4,109	2
HCA Inc.	7	66,992	2	3,387	—	3,387	2
Tandem Health Care Inc.	9	63,093	2	3,135	—	3,135	2
Other Public Companies	25	238,618	7	11,362	3,037	14,399	7
Other Operators	256	1,653,930	45	79,382	1,814	81,196	41
Total	431	$3,599,312	100	$186,526	$7,482	$194,008	100

Reconciliation of Net Income to NOI

Net income	$86,505
Equity income from unconsolidated joint ventures	(299)
Interest and other income	(11,196)
Interest expense	48,610
Depreciation and amortization	50,997
General and administrative	16,146
Minority interests	6,178
Total discontinued operations	(10,415)
Net operating income (NOI)	$186,526

See Reporting Definitions and Supplemental Financial Measures Disclosures

As of and for the six months ended June 30, 2005

Dollars and square feet in thousands

Owned Property Portfolio - Overview by type

	Property Count	Investment	Beds/Units		Square Feet	Facility Occupancy %		Cash Flow Coverage		Rental Revenues	Less Operating Expenses
Sector						06/30/05	03/31/05					NOI
Hospital	26	$713,391	3,269	Beds	3,272	63	58	2.1	x	$43,932	$—	$43,932
Skilled nursing	152	650,294	18,165	Beds	5,918	80	80	1.3	x	43,673	—	43,673
ALF & CCRC	108	963,593	11,672	Units	11,604	86	86	1.2	x	50,481	3,781	46,700
MOB	97	922,854	N/A		5,987	94	95	N/A		63,469	22,468	41,001
Other	24	213,424	N/A		1,463	100	100	N/A		13,713	2,493	11,220
Total	407	$3,463,556			28,244					$215,268	$28,742	$186,526

Owned Property Portfolio - Overview by state

	Total	Hospital		Skilled Nursing		ALF & CCRC		MOB		Other
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Square Feet	No.	Square Feet
TX	48	4	326	9	1,079	25	2,634	10	905	—	—
IN	48	—	—	32	3,768	3	233	13	672	—	—
CA	34	3	745	9	918	8	629	11	608	3	421
FL	33	2	312	8	930	19	2,715	4	138	—	—
UT	31	1	139	1	120	—	—	21	896	8	510
TN	21	—	—	14	2,161	1	60	4	418	2	101
OH	16	—	—	12	1,543	3	374	1	37	—	—
AZ	15	2	94	3	286	3	550	7	253	—	—
KY	13	—	—	7	532	1	251	5	566	—	—
Other	148	14	1,653	57	6,828	45	4,226	21	1,494	11	431
Total	407	26	3,269	152	18,165	108	11,672	97	5,987	24	1,463

Secured Loan Portfolio - Overview by type

	Property Count				Square Feet	Facility Occupancy %		Debt Service Coverage	Interest Income
Sector		Investment	Beds/Units			06/30/05	03/31/05
Hospital	2	$57,194	114	Beds	239	74	68	4.1 x	$3,036
Skilled nursing	13	51,734	1,850	Beds	540	77	77	2.2 x	2,928
ALF & CCRC	9	26,828	537	Units	407	81	81	1.4 x	1,518
Total	24	$135,756			1,186				$7,482

See Reporting Definitions and Supplemental Financial Measures Disclosures

Same Property Performance

Dollars and square feet in thousands

			Skilled	ALF &
	Total	Hospital	Nursing	CCRC	MOB	Other
Owned Property Portfolio

Property count	407	26	152	108	97	24
Investment	$3,463,556	$713,391	$650,294	$963,593	$922,854	$213,424

Same Property Portfolio

Property count	350	26	134	88	79	23
Investment	$2,731,360	$713,391	$543,950	$671,869	$630,005	$172,145

Percent of Owned Property Portfolio (by investment)	79%	100%	84%	70%	68%	81%

Square feet	22,797	3,272	5,110	8,725	4,457	1,233

Facility occupancy at June 30, 2005		63%	79%	86%	95%	100%

Facility occupancy at June 30, 2004		63%	79%	83%	95%	100%

NOI for the six months ended June 30, 2005	$158,221	$43,932	$37,780	$35,121	$32,240	$9,148

NOI for the six months ended June 30, 2004	$154,503	$43,828	$35,775	$34,198	$31,804	$8,898

Same property change in NOI	2.4%	0.2%	5.6%	2.7%	1.4%	2.8%

NOI for the six months ended June 30, 2005	$158,221	$43,932	$37,780	$35,121	$32,240	$9,148
Straight-line rents (1)	(1,893)	(428)	(114)	(1,260)	(91)	—
Amortization of other lease intangibles (2)	(1,257)	—	—	—	(1,257)	—
NOI, as adjusted, for the six months ended June 30, 2005	$155,071	$43,504	$37,666	$33,861	$30,892	$9,148

NOI for the six months ended June 30, 2004	$154,503	$43,828	$35,775	$34,198	$31,804	$8,898
Straight-line rents	(752)	(507)	(198)	—	(47)	—
NOI, as adjusted, for the six months ended June 30, 2004	153,751	$43,321	$35,577	$34,198	$31,757	$8,898

Same property change in NOI, as adjusted	0.9%	0.4%	5.9%	-1.0%	-2.7%	2.8%

(1)          Straight-line rents for ALF & CCRCs include the impact of straight-line rent recognized for ARC beginning in the fourth quarter of 2004.

(2)          Amortization of other lease intangibles includes the impact of HCP’s purchase price allocation related to its 2003 acquisition of certain properties acquired from MedCap Properties, LLC.

See Reporting Definitions and Supplemental Financial Measures Disclosures

Lease Expirations

In thousands

		Expiration Year (1)
Sector	Totals	2005	2006	2007	2008	2009

Owned Property Portfolio

Hospital:
Leases	11	—	—	3	1	7
Annualized expiring rents	$47,148	$—	$—	$3,359	$1,945	$41,844

Skilled nursing:
Leases	58	4	12	3	26	13
Annualized expiring rents	$30,489	$2,044	$6,194	$962	$13,045	$8,244

ALF & CCRC:
Leases	5	—	4	—	1	—
Annualized expiring rents	$1,403	$—	$1,338	$—	$65	$—

MOB:
Leases	747	177	144	140	153	133
Annualized expiring rents	$56,098	$9,241	$8,050	$10,899	$14,655	$13,253

Other:
Leases	4	—	—	1	1	2
Annualized expiring rents	$8,355	$—	$—	$3,672	$3,224	$1,459

Total:
Leases	825	181	160	147	182	155
Annualized expiring rents	$143,493	$11,285	$15,582	$18,892	$32,934	$64,800

(1)          Lease expirations over the next five years only.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP

Unconsolidated Joint Venture

HCP MOP Balance Sheets

In thousands

	June 30, 2005	December 31, 2004
ASSETS
Real estate:
Buildings and improvements	$403,944	$402,078
Developments in process	5,881	586
Land	52,855	53,077
Less accumulated depreciation and amortization	20,404	13,950
Net real estate	442,276	441,791

Accounts receivable, net of allowances	5,170	2,610
Cash and cash equivalents	10,578	18,026
Intangible lease assets, net	16,915	23,592
Other assets, net	7,511	8,177
Total assets	$482,450	$494,196

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$320,575	$322,559
Accounts payable and accrued liabilities	10,584	10,553
Intangible lease liabilities, net	7,944	9,973
Deferred revenue	1,347	1,694
Total liabilities	340,450	344,779

GE’s capital	95,140	100,109
HCP’s capital	46,860	49,308

Total liabilities and members’ capital	$482,450	$494,196

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Statements of Operations and EBITDA

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Rental revenues	$23,235	$21,297	$44,617	$42,451
Interest and other income	395	225	694	555
	23,630	21,522	45,311	43,006
Costs and expenses:
Interest	4,876	4,661	9,742	8,132
Depreciation and amortization	7,677	4,746	13,113	9,448
Operating	9,261	8,588	18,555	17,066
General and administrative	2,366	2,088	4,379	4,027
	24,180	20,083	45,789	38,673

Income (loss) from continuing operations	(550)	1,439	(478)	4,333

Discontinued operations:
Operating income (loss)	(38)	104	(77)	223
Gain on real estate dispositions	440	872	440	872
	402	976	363	1,095

Net income (loss)	$(148)	$2,415	$(115)	$5,428

HCP’s equity income (loss)	$(49)	$779	$(38)	$1,753

Fees earned by HCP	$776	$776	$1,551	$1,551

Distributions received by HCP	$335	$1,071	$3,382	$93,506

Net income (loss)	$(148)	$2,415	$(115)	$5,428
Interest expense:
Continuing operations	4,876	4,661	9,742	8,132
Discontinued operations	36	12	45	17
Depreciation and amortization:
Continuing operations	7,677	4,746	13,113	9,448
Discontinued operations	—	60	17	123

EBITDA	$12,441	$11,894	$22,802	$23,148

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Funds From Operations

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Net income (loss)	$(148)	$2,415	$(115)	$5,428
Real estate depreciation and amortization:
Continuing operations	7,677	4,746	13,113	9,448
Discontinued operations	—	60	17	123
Gain on real estate dispositions	(440)	(872)	(440)	(872)

Funds from operations (FFO)	$7,089	$6,349	$12,575	$14,127

Selected supplemental cash flow information
Amortization of deferred financing costs	$280	$398	$612	$398
Amortization of other lease intangibles	1,896	995	2,098	1,961
Straight-line rents	85	247	419	576
Lease commissions and tenant and capital improvements	1,793	729	4,036	2,652

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments

June 30, 2005

Year	Mortgage Debt

2005	$1,878
2006	37,329
2007	4,244
2008	4,458
2009	95,716
2010	3,308
2011	3,508
2012	9,428
2013	3,742
2014	156,964

Total debt (1)	$320,575

Weighted average interest rate	5.57%

Weighted average maturity in years	6.20

	June 30, 2005	December 31, 2004

HCP MOP debt:
Fixed rate	$287,251	$276,153
Variable rate	33,324	46,406
	$320,575	$322,559

Percent of HCP MOP debt:
Fixed rate	89.6%	85.6%
Variable rate	10.4%	14.4%
	100.0%	100.0%

(1) Total debt reflects book value.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Portfolio Overview and Lease Expirations

As of and for the six months ended June 30, 2005

Dollars and square feet in thousands

Portfolio overview

	Property		Square	Facility Occupancy%		Rental	Less Operating
Sector	Count	Investment	Feet	06/30/05	03/31/05	Revenues	Expenses	NOI
MOB	94	$487,748	5,364	87	88	$44,617	$18,555	$26,062

Lease expiration summary

		Expiration Year (1)
	Totals	2005	2006	2007	2008	2009

Leases	1,091	289	256	242	203	101
Annualized expiring rents	$55,416	$11,952	$12,456	$13,716	$11,364	$5,928

(1)  Lease expirations over the next five years only.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Same Property Performance

Dollars and square feet in thousands

MOB
HCP MOP Portfolio

Property count	94
Investment	$487,748

HCP MOP Same Property Portfolio

Property count	92
Investment	$469,647

Percent of HCP MOP Portfolio (by investment)	96%

Square feet	5,176

Facility occupancy at June 30, 2005	87%

Facility occupancy at June 30, 2004	87%

NOI for the six months ended June 30, 2005	$24,959

NOI for the six months ended June 30, 2004	$25,385

Same property change in NOI	-1.7%

NOI for the six months ended June 30, 2005	$24,959
Straight-line rents	(372)
Amortization of other lease intangibles	(1,749)
NOI, as adjusted, for the six months ended June 30, 2005	$22,838

NOI for the six months ended June 30, 2004	$25,385
Straight-line rents	(576)
Amortization of other lease intangibles	(1,961)
NOI, as adjusted, for the six months ended June 30, 2004	$22,848

Same property change in NOI, as adjusted	0.0%

See Reporting Definitions and Supplemental Financial Measures Disclosures

Other Information

Reporting Definitions

ALF.  Assisted living facility.

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent. The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent.  The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end.  The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale.  Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet.  Hospitals and skilled nursing facilities are measured by licensed bed count.  ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units).  MOBs and other healthcare facilities are measured in square feet.

Book Value.  The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage.  Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Rent.  Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  Results exclude data related to hospitals leased to HealthSouth until HealthSouth provides assurance about its financial information. Results also exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities until the ultimate outcome of that judgment is clear.

CCRC.  Continuing care retirement community.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flow to meet related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to this facility until the ultimate outcome of that judgment is clear.

Facility EBITDAR.  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage.  EBITDAR as an analytical tool has limitations similar to EBITDA.  However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management.  The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDAR includes an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy. For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data.  The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ALFs and CCRCs, respectively.  The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by lessees and borrowers.

Future Minimum Rents.  Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from tenants under non-cancelable operating leases as of period end.

GAAP.  U.S. generally accepted accounting principles.

HCP MOP.  HCP Medical Office Portfolio, LLC, an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company is managing member and has a 33% interest therein.

Investment.  The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable.  Excludes assets held for sale and classified as discontinued operations.

Market Equity.  The total number of outstanding shares of the Company’s common stock and convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

MOB.  Medical office building.

“Other” Property Type.  Physician group practice clinics, healthcare laboratory and laboratory research facilities, and health and wellness centers.

Same Property Performance (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments in process and assets held for sale are excluded from the same property portfolio.  Accordingly, when a property is disposed of to a third party, it will be removed from the same property portfolio for the current and prior year reporting periods, but previously presented quarterly information will not be changed.  Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Secured Debt.  Mortgage debt secured by real estate.

Square Feet Owned.  The square footage for properties either owned directly by the Company or which the Company has a controlling interest (e.g., consolidated joint ventures) and excludes square footage for development properties prior to completion.

Total Book Capitalization.  The carrying amount of consolidated debt plus the carrying amount of stockholders’ equity.

Total Market Capitalization.  Consolidated debt at Book Value plus total Market Equity.

Undepreciated Book Value.  The carrying amount of the Company’s real estate assets, including intangibles, after adding back accumulated depreciation and amortization.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Adjusted Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred shareholders for purposes of presenting Adjusted Fixed Charge Coverage. However, the usefulness of Adjusted Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Adjusted Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Adjusted Fixed Charge Coverage.  EBITDA divided by Adjusted Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage to measure its liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred shareholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from EBITDA and Adjusted Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of EBITDA and Adjusted Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) to measure both operating performance and liquidity.  The Company’s presentation of EBITDA herein is solely as a non-GAAP liquidity measure in connection with the presentation of Adjusted Fixed Charge Coverage.  As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  The Company believes investors should consider EBITDA in conjunction with cash flow from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity.  EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  Also, EBITDA does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt.  The Company believes cash flow from operating activities is the most directly comparable GAAP measure to EBITDA.  EBITDA does not represent net income or cash flow from operations as defined by GAAP and should not be considered an alternative to those indicators. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common shareholders.

Net Operating Income from Continuing Operations (“NOI”).  A supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI from continuing operations as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses and interest expense.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis, independent of related secured debt. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of other lease intangibles and lease termination fees.  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information package and the conference call to be held in connection therewith, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of health care facilities, competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.